                                                                    EXHIBIT 4.19

EXECUTION COPY                                               Soren Koll Espensen
                                                             advokat (H), LL.M

                             SHAREHOLDERS AGREEMENT

                                   CONCERNING

                         KIRKEBY INTERNATIONAL FOODS A/S
                               RODKILDEMOLLEVEJ 1
                           DK 5700 SVENDBORG, DENMARK
                                CVR-NR. 31055296

                                     BETWEEN

                            KIRKEBY CHEESE EXPORT A/S
                               RODKILDE MOLLEVEJ 1
                           DK 5700 SVENDBORG, DENMARK
                   DANISH COMPANY REGISTRATION NO. 78 49 82 18

                                       AND

                                 GOLD FROST LTD.
                              4 NAHAL HARIF STREET
                                  YAVNE, ISRAEL
                   ISRAELI COMPANY REGISTRATION NO.520034824

SKE-0057

                                     Side 2.

                             SHAREHOLDERS AGREEMENT

This Agreement is made as of February 13, 2008 between

                                                 Kirkeby Cheese Export A/S
                                                 Rodkilde Mollevej 1
                                                 5700 Svendborg
                                                 DENMARK
                                                 ("KCE")

 and

                                                 Gold Frost Ltd.
                                                 4 Nahal Harif street
                                                 Yavne,
                                                 Israeli Company registration
                                                 No.520034824
                                                 ISRAEL
                                                 ("GF")

   1.    DEFINITIONS

       In this  Shareholders  Agreement the terms mentioned below shall have the following meaning

       "Articles"       shall mean the  Articles of  Association  of the Company
                        (as amended from time to time).

       "Board"          shall mean the board of directors of the Company.

       "Business"       shall mean the  business of the Company as  described in
                        the  Business  Plan  adopted  by the Board  from time to
                        time.

       "Company"        shall mean the company Kirkeby  International Foods A/S,
                        registered  in  the  Danish   company  house  under  the
                        registration number CVR. No. 31055296.

       "Exit"           shall  mean an  initial  public  offering  (IPO)  of the
                        Company shares or an event whereby all or materially all
                        of  the   Company's   assets  or  shares   are  sold  in
                        consideration for cash or liquid securities. An Exit may
                        be carried out in a variety of ways, including,  but not
                        limited  to a) a  trade  sale of the  Company's  shares,
                        including a sale pursuant to the tag along or drag along
                        provisions set out below; b) entering into a partnership
                        or  joint  venture   agreement  leading  to  the  future
                        acquisition by the partner; c) a merger

                                     Side 3.

                        whereby  the Company is not the  surviving  entity or in
                        which  the  shareholders  of the  Company  prior  to the
                        merger do not  maintain 50% of the shares of the Company
                        following  the  merger;  d)  a  sale  of  the  company's
                        Intellectual  Property rights;  e) licensing of all or a
                        material part of the Intellectual  Property right of the
                        Company in a way,  which can be  considered  equal to an
                        Exit; or f) a combination of the above.

       "Intellectual
       Property"        shall mean all  intellectual  property rights related to
                        the business including, but not limited, to trade marks,
                        trade  services,  right in designs,  trade and  business
                        names and or any software rights, rights in confidential
                        know-how  and  confidential  information,  and  right in
                        databases and all rights under  licenses and consents in
                        relation to any such rights.

       "Letter
       of  Intent"      shall mean the signed  letter of intent,  including  the
                        Appendixes hereto,  forecasts,  budgets and the parties'
                        negotiations  hereunder  the  share  transfer  agreement
                        signed prior to this agreement.

       "Liquidity
       Event"           shall mean an Exit, liquidation,  dissolution or winding
                        up of the Company.

       "Securities"     shall mean the Shares, as well as any future convertible
                        bonds and any other  forms of  equity  based  securities
                        issued by the Company, including Warrants,  subscription
                        rights, pre-emption rights and of first refusal.

       "Share Capital
       And Shares"      shall mean any and all of the Shares  outstanding at any
                        given time.

       "Shareholders
       Agreement"       shall mean this  Agreement  between the parties who have
                        entered here in and any eventual  future  shareholder of
                        the Company who becomes a Party hereto.

       "Working Days"   shall  mean  days  where  banks are  generally  open for
                        business in Denmark.

       "The Parties"    shall mean any Shareholder in the Company who has signed
                        this Agreement.

                                     Side 4.

   2.    SCOPE OF THIS AGREEMENT

       2.1  Whereas GF has  purchased  from KCE 51% of the Shares in the Company pursuant to a Share Purchase  Agreement dated as of the date hereof,  the purpose of this  Agreement is to lay down the Parties'  mutual rights and obligation  as  shareholders  in the Company and thus shall govern all of the Parties' existing and future ownership interests in the Company.

       2.2 This Agreement  shall take  precedence  over the Articles,  the Share
       Purchase  Agreement  as  well  as any  other  corporate  document  of the
       Company.  In the event that any  provision  of this  Agreement  may prove invalid,  the Shareholders  shall be obliged to make such other decisions
       and/or   agreement  that  may  be  required  in  order  to  position  the
       Shareholders  as  originally  intended  for by  the  provisions  of  this
       Agreement.  Further any such  invalidity or  enforceability  of any other provision  shall not affect or impair the validity or  enforceability  of any other provision set out herein.

       2.3 The Parties shall at all times use their voting rights in the Company as well as their influence on any members of the Board appointed by them-
       whether in general  meeting or  otherwise  - so as to give  effect to the provisions of this Shareholders Agreement.

       2.4 The Parties agree that all commercial and other relations between the
       Company on one side and any Party,  member of the Board or  management or any  related  third  party  thereto  on the  other  side  must  always be conducted on the arm's length basis.

       2.5 No  subscription or acquisition of Shares by any third party shall be permitted  unless  such  party  adheres  to and  becomes  party  to  this
       Agreement by way of signing of a copy hereof.

   3.    SHARE CAPITAL, CONVERSIONS AND DIVIDENDS

       3.1 The  nominal  paid up Share  Capital of the Company as of the date of this Agreement is divided as follows:

       GF:  DKK 510.000
       KCE: DKK 490.000.

       3.2 There are no preference shares in the Company.

       3.3 No Shareholder  shall have any obligation to contribute to additional capital to the Company,  whether by equity or loan capital, nor shall any of the  Shareholders  be obliged to  undertake  any  liability or provide guarantee for the obligations of the Company.

       3.4  Profits  earned  by the  Company  shall be used to  consolidate  the
       Company's business.

                                     Side 5.

       3.5 When the additional  consolidation is not deemed to be required,  the
       Company's  dividend  policy shall be based on commercial  principles that secure  reasonable  equity  and  dividend  will be paid  when  and if the
       Parties agree.

   4.    BOARD OF DIRECTORS AND MANAGEMENT

       4.1 The Board  shall  consist of up to 5 members to be elected in general meeting and appointed as follows:

          GF:                                  3 members
          KCE:                                 2 members.

       4.2 The right of  appointment  stipulated  in this clause is not based on the  number  of  Shares  held  by each  Party,  but  agreed  upon in this
       Agreement.  The  Parties  have  agreed  that this right to appoint  Board members shall be in force as long as GF and KCE are  Shareholders  in the
       Company.  Further KCE has the right to appoint the  Chairman of the Board for the first [three]  financial years of the Company,  which means until the  general  meeting has been held,  to execute the 2011  revenue of the
       Company.  The  Chairman of the Board shall have no  additional  powers or rights, including, without limitation, no additional or casting vote.

       4.3 The number of Board  members  may only be  adjusted if agreed upon by the Parties.

       4.4 The names of the Board  members to be  appointed  by a Party shall be submitted  to the  other  Party  prior  to a  general  meeting  at  which directors  are to be  elected.  The  Parties  are obliged to vote for the proposed  members,  unless  there are  reasonable  material  reasons  for objecting to a proposed member.

       4.5 In the event a member of the Board wishes to resign or a Party wishes to replace  the member  appointed  by it, the  Parties  and the Board are under an obligation to ensure that a general meeting is held  immediately with the view to elect a new member to the Board.

       4.6 No  resolution  shall be passed  unless all members of the Board have had  notice,  as  provided  in Clause 4.7 below,  of the meeting at which deliberations  relating  to the matter were held.  A Board  member may be represented  at a Board  meeting by  granting  a proxy to  another  Board member.

       4.7 Board  meetings  shall be convened  in writing  with not less that 10 working Day's written  notice  specifying  the agenda  thereof and to the extent possible  accompanied by the written  material to be submitted for the purpose of the discussion of individual matters on the agenda.

                                     Side 6.

       4.8  Resolutions  in the Board  shall be passed by a simple  majority  of votes, except as set out in Clause 4.9.

       4.9 The  following  matters  require  the  approval of all members of the
       Board:

            1:    Entering  into  any  joint  venture,   agency,   distribution,
                  development  or  similar  arrangements  outside  the  ordinary course of business.

            2:    Purchase or divestment  of any asset at a value  exceeding DKK
                  500.000,00 or investment(s), which irrespective of their size, materially  lie  outside  the  Company's  ordinary  course  of business, including, but not limited to hiring or dismissal of any employment agreement with the CEO of the Company.

            3:    Raising of loans or provisions of security other than ordinary bank overdraft facilities and goods credits, exceeding amounts
                  DKK 500.000.

            4:    Making any material  expenditure or group of  expenditures  in excess of DKK 500.000  individually  or in the aggregate  that are outside the prevailing annual business plan or budget.

            5:    Contracts  between the Company and a Party or a Party's family
                  member  and  or  a  Party's  affiliate   including   companies
                  controlling,  controlled  by or under  common  control  with a
                  Party - and any changes in such contracts.

            6:    Amendments to the accounting principles of the Company must be agreed in  writing  unless  recommended  or  supported  by the
                  Company's auditors.

            7:    Initiating, conducting or settling any material litigation.

            8:    Any material  change in the nature or scope of the business or other decisions having a material impact on the Company.

       The  parties  acknowledge  that they have  approved  the  Company's  2008
       Business Plan annexed hereto as EXHIBIT A.

       4.10 The Board  appoints and dismisses the Company's  management.  At the date hereof, the management comprise Mr. Henrik Noerby as Chief Executive
       Officer "CEO".  The Parties agree that a new  manager/CEO may be employed if and when the Board deems it best for the Company.

       4.11 The  management  is obliged  to be  present  at the Board  meetings, unless otherwise decided by the Board in relation to a particular meeting or matter to be discussed.

                                     Side 7.

   5.    GENERAL MEETINGS

       5.1 All  resolutions  passed in  general  meetings  shall be adopted by a simple majority,  unless otherwise  provided by the Danish Companies Act, the Articles or this  Shareholders  Agreement.  Each Share shall have one vote.

       5.2 The following matters ("Material  Decisions") require the approval of at least 75% of the Shares:

            1:    Change of the Articles,

            2:    Changes   in  the  Share   Capital   or  the   rights  of  the
                  Shareholders,

            3:    Issuance of any other kind of Securities,

            4:    Redemption of Shares,

            5:    Changes to the authorized size of the Board,

            6:    Changes in or  essential  expansion or  reconstructing  of the
                  Company's activities or Business,  including acquisition of or merger with  another  company,  as well as demerger (In Danish
                  "spaltning") of the Company,

            7:    Establishment of subsidiaries or branches,

            8:    Resolutions  concerning  entering the Company  into  voluntary
                  Liquidation,

            9:    Setting of dividend policy,

            10:   Election  of the Company  auditor who shall be a Danish  State
                  Authorized Public Accountant; and

            11:   Sale of all or substantially  all of the Company's assets in a way, which can be considered equal to an Exit.

   6.    EXECUTION OF RIGHTS

       With respect to clause 10 below,  any Shareholder  that alone or together with other Shareholders  represent 76 % of the nominal Shares, shall have the right to cause the  remaining  Shareholders  and all board members to vote in favour of sale of the Company's  assets or other way of realising all or substantially all of the Company's assets in an Exit situation.

   7.    AUDIT AND AUDITORS

      7.1 The annual  accounts of the Company shall be audited by a well reputed firm of State Authorized Public Accountants (in Danish: "Statsautoriserede
      Revisorer")  elected,  subject to Section  5.2(10),  by the Parties at the annual  general  meeting  of the  Company  for  two  years  at  the  time.
      Re-election may take place. Initially,  such accountant shall be the local office of Deloitte.

                                     Side 8.

       7.2 The Company shall keep true and accurate books of account and records according to the Law of Denmark,  and other relevant laws and regulations and a system of accounting  established and maintained in accordance with
       IFRS  consistently  applied.  The Company shall provide to each Party the accounting  information  such  Party  requires  to  comply  with  its own financial reporting requirements.  The Company's fiscal year shall be the
       January-December calendar year.

   8.    SHARE TRANSFER

       8.1 Any transfer of Securities requires the prior consent from the Board.
       Such consent shall be granted  provided  that any such transfer  complies with the provisions set out below.  The Chairman of the Board shall carry out the duties set out below without delay.

       8.2 For a period of three years from signing this Agreement,  the Parties undertake  not to transfer any  Securities  or voting  rights  pertaining thereto in the Company unless a) having  obtained the written  consent of the other party prior to the transfer, or b) permitted in accordance with
       Clauses set out below. The obligation to hold shares shall terminate upon an IPO unless otherwise agreed in connection with an IPO.

       8.3 The  following  transfer of  securities  are permitted and are exempt from the  restrictions  of Clause  8.2 and any right of first  refusal as further stipulated in 8.4 - 8.13.

            1)     A  Shareholder  which is a  company  shall be
                   entitled to freely transfer any an all of its
                   Securities to a company which is wholly owned
                   by the owner of such  Shareholder,  including
                   daughter-   sister-  and  parent   companies,
                   provided  that the acquiring  entity  assumes
                   all   rights  and   obligations   under  this
                   Agreement.   The  transferring   Party  shall
                   ensure and warrant that the acquiring, wholly
                   owned company  fulfils the provisions of this
                   Agreement.

            2)     Transfer  of   Securities   pursuant  to  the
                   provisions of Clause 9.

       8.4 Except for the  permitted  transfers,  pursuant  to Clause  8.3.1 and
       8.3.2  above,  Securities  can only be offered for sale in its  entirety,
       i.e. the entire  shareholding  with any other  Securities must be offered for sale. The Securities shall be offered for sale in compliance with the provisions of Clause 8.5 to 8.7.

                                     Side 9.

       8.5 Upon the transfer of  Securities - with the  exception of a permitted transfer  pursuant  to 8.3.1  and  8.3.2,  either  by  assignment,  gift, inheritance,  legal action,  liquidation or bankruptcy, the other Parties shall have the first  right of  refusal  with  respect to the  Securities offered in  proportion  to their  holding of Shares (i.e.  not  including warrants etc.) in the Company.  Pledging of Securities  shall be deemed a transfer of Securities  and thus requires the consent of the Board as set out herein, including first right of refusal for the other Parties.

       8.6 A party intending to sell Securities shall notify the Board hereof in writing  (the  "Offer").  Such  notification  shall  include  information regarding  price  and terms  upon  which the  offered  Securities  can be acquired.  The Offer  shall be  prepared  in such a way that the  offered
       Securities can be paid in cash against  delivery of the  Securities  free from any liens and encumbrances. In the event that a third party has made a bid  or is  expected  to  enter  into  an  agreement  to  purchase  the
       Securities,  the  identity of such third party and the contend of the bid or expected agreement made shall be disclosed.

       8.7 The Chairman of the Board shall immediately inform the other Party in writing with a copy of the Offer. Within 14 working Days from the date of the offer,  the other  Party shall  either  accept or reject the Offer in writing  to the  selling  Party  with copy to the  chairman  of the Board
       (first  right of  refusal).  Notwithstanding  the above,  the other Party shall  always be granted at least 10 Working Days from the receipt of the said copy to accept or reject the Offer.

       8.8 The purchase price of the Securities acquired pursuant to Clauses 8.6 and 8.7 above  shall be paid in cash  within 10  Working  Days  after the acquiring Party have exercised its right.

       8.9 In the event  that a Party does not want to  acquire  any  Securities offered for sale,  the first right for refusal  shall lapse.  The selling
       Party is thereafter entitled to freely transfer the offered  Shareholding to any independent third Party - within a period of three month after the expiry of the time limits of acceptance  stipulated - at identical  price and terms as set out in the Offer.

       8.10 The transfer of  Securities  can only be effected  provided that the acquiring Party assumes all rights  conferred and obligations  imposed in this Shareholders Agreement.

       8.11 The voting right attached to the share can only be transferred  with the share itself.

       8.12 Where a final  agreement is entered into with an  independent  third party, the selling Party shall provide the other Party and the Board with a copy of the full  agreement  within 5 Working Days after the  agreement has been executed.

                                    Side 10.

       8.13 The selling  Party shall not be  permitted  to initiate new right of refusal  procedure  within 6 month from the end of the trading window set out in Clause 8.9.

   9.    TAG -ALONG

       9.1 Any transfer or assignment  (the  "Tag-along  Transfer") of a Party's holding of Securities  (the "Tag-along  Securities")  shall be subject to the transferring  Party procuring the right and opportunity for the other
       Party (who have not exercised  their right of refusal  pursuant to Clause
       9) to include in the Tag-along  Transfer (on the same price per share and the same terms as applicable to the Tag-along  Shares) all of the Party's
       Securities  (the  "Included  Securities").   The  Tag-along  right  shall
       terminate upon an IPO.

       9.2 The transferring  Party shall  immediately give notice thereof to the other Party stating the identity of the third party and the terms and the price offered by said third party to  transferring  Party (the "Tag-along
       Notice").  In the event that the other Party wish to exercise  its rights pursuing to Clause 9.1 such Party  shall give notice to the  transferring
       Party  within 14 Working Days after  having  received the full  Tag-along
       Notice.

       9.3 For the avoidance of doubt, if the  transferring  Party's transfer of shares  to  a  third  Party  is  not  consummated  for  any  reason,  the transferring Party shall have no obligation pursuant to Clause 9.1 above.

   10.   EXIT

       10.1 It is the overall  objective of the two Shareholders to increase the value of the Shares and to realise  such value at an Exit or IPO no later than seven years from signing of this Shareholders Agreement.

       10.2 If the Shareholders  decide to list the Company on a stock exchange, all  Shareholders  shall be obliged to  participate  in any  decision  or activity  necessary to implement such decision,  including  disposal of a proportionate part of their Shares as advised by the investment bank.

       10.3 In connection  with an Exit, the Company shall a) cooperate with the investment  bank/advisor  or  underwriters  participating  in the Exit or offering  their  counsel in any due  diligence  investigation  reasonably requested by them and b) participate to the extent  reasonably  requested by the managing  underwriter for the Exit or offering,  in effort to sell the Securities under the Exit or offering  (including without limitation, participating  in "road show" meetings with  prospective  investors) that would be customary for underwritten primary offering.

                                    Side 11.

   11.   NON - COMPETITION

       11.1 The parties acknowledge and confirm their noncompetition obligations pursuant to the Share Purchase Agreement dated as of the date hereof.

   12.   BREACH OF AGREEMENT

       12.1 No  Shareholder  may  terminate  this  Agreement  due to  breach  of agreement by another Shareholder.

       12.2  In  the  event  of a  Shareholder's  breach  of  this  Shareholders
       Agreement,  the  Shareholder  in breach shall within 20 Working Days upon having received notice of such breach to remedy the breach in full.

       12.3 Failure by such  Shareholders to remedy the breach as set out above, shall entitle the other  Shareholders to claim full  compensation for any loss, expense,  legal fees etc. resulting as a consequence of the breach.
       Further the other  Shareholders  shall by way of written request to Board be entitled to require that all rights of the breaching  Shareholder with respect to the Company shall be suspended  with immediate  effect,  while the breach remains uncured, including but not limited to loss of right to vote  at the  general  meeting,  the  right  to have  such  Shareholder's appointed members of the Board,  attend Board meetings and participate in the  transaction  of  the  Board  decisions,  as  well  as the  right  to participate  in  subscription  of Shares and  granting  of  warrants  and options and the right to demand an Exit (if relevant).

       12.4 The Parties not on breach may - in addition to or as  alternative to the above - choose to acquire  (right to purchase  option) all or part of the securities of the Party in breach by way of written  notification  to the  other  Party - copying  the  Board -  setting  out the price for the
       Securities.

       12.5 In the event the Parties cannot agree on the prices within 7 Working
       Days from date of notification, the purchase Price shall be fixed as 50%
       of the average of two valuations of the Securities'  market value made by two impartial  valuators  appointed by the Institute of  State-Authorized
       Accountants.  The valuators  shall fix the market value of the Securities on the basis of the market value of the Company in due  consideration  of the Company's  accountants  and an assessment of the future  prospects of the Company  without  regard to the fact that the  Securities in question may only represent a minority  shareholding in the Company.  The Party in breach shall pay the costs for the valuators. If a transfer of Securities do not take place the costs shall be paid by the Parties in proportion to their shareholding in the Company.

       12.6 The  Party not in breach  shall  give  notice to the Party in breach within 5 Working Days after the valuation, whether or not the Party wants to acquire the Securities from the Party in breach.

                                    Side 12.

   13.   VALIDITY, ENFORCABILITY AND AMENDMENTS

       13.1 This Agreement shall be binding on the  Shareholders as long as they own Shares of the Company and as otherwise set out herein e.g. 11.0.

       13.2 This  Agreement is  automatically  terminated  at the earlier to the occur of either an Exit or upon a  Shareholder  or a third  party  having acquired all the Shares in the Company.

   14.   CONFIDENTIALITY

       14.1 The Parties agree that the terms and conditions of this Agreement as
       well  as  the   negotiations   relating   thereto   shall  be  considered
       confidential information and shall not be disclosed by the Parties to any third party except if such disclosure takes place with the consent of the other Party or as set forth below.

       14.2   Irrespective   of  the  above,   either  Party  may  disclose  the
       abovementioned information a) if and to the extent required by law or for the purpose of any judicial  proceedings between the Parties b) If and to the extent required by any law,  regulation or securities  exchange or c)
       it is  customary  information  in  the  Parties  reporting  such  as  the
       Company's   name,    investments,    share   of   ownership   and   brief
       reports/statements  regarding  the  Company  and d) to  its  professional advisers, auditors and bankers.

   15.   LAW AND VENUE

       15.1 This  Shareholders  Agreement  shall be governed by and construed in accordance  with the law of the Kingdom of Denmark and  disregarding  its rules on choice of law.

       15.2 Any  dispute  or claim  arising  out of or in  connection  with this
       Shareholders  Agreement,  or  the  breach,  termination  or  in  validity thereof,  shall be subject to arbitration in accordance with the rules of procedure of the Danish Institute of Arbitration.  The arbitration clause does not  imply a waiver  of  preliminary  remedies  such as  prohibitory injunction.

       The arbitration  shall be in Copenhagen.  The language of the Arbitration shall be English.

                                    Side 13.

Signed on the    of February in Svendborg

Kirkeby Cheese Export A/S

_____________________________             _________________
Soren Koll Espensen, formand              Per Kildegaard

Signed on the    of February in Israel

Gold Frost Ltd.

_________________                         _________________
Mr. Zwi Williger                          Mr. Gil Hochboim

                     Signature Page - Shareholders Agreement

                                    Side 14.